                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)





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
                                                            Three-Months                  Nine-Months
                                                                Ended                        Ended
                                                             April 30,                     April 30,
                                                         1996          1995            1996          1995
                                                         ----          ----            ----          ----
EARNINGS

     Net income . . . . . . . . . . . . . . . . . . .      $900          $778          $2,474         $1,775
                                                           ====          ====          ======         ======

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SHARES

     Weighted average number of common shares
       outstanding  . . . . . . . . . . . . . . . . .     5,705         6,017           5,686          6,013

     Add: shares of common stock equivalents  . . . .       237           111             239             84
                                                            ---           ---             ---             --
     Weighted average number of common shares used
       in primary earnings per share calculation  . .     5,942         6,128           5,925          6,097

     Add: incremental shares of common stock
       equivalents  . . . . . . . . . . . . . . . . .        33             0              24             19
                                                             --             -              --             --
     Weighted average number of common shares used in
       fully diluted earnings per share calculation .     5,975         6,128           5,949          6,116
                                                          =====         =====           =====          =====

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PRIMARY EARNINGS PER SHARE

     Net income . . . . . . . . . . . . . . . . . . .     $0.15         $0.13           $0.42          $0.29
                                                          =====         =====           =====          =====

- ---------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARINGS PER SHARE

     Net income . . . . . . . . . . . . . . . . . . .     $0.15         $0.13           $0.42          $0.29
                                                          =====         =====           =====          =====

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